UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017

MERIDIAN WASTE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Glenlake Parkway NE Suite 900
Atlanta, GA 30328

(Address of principal executive offices)

(770) 691-6350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Securities Purchase Agreement

On November 29, 2017, (the “Effective Date”), Meridian Waste Solutions, Inc. (the “Company”), entered into a Securities Purchase Agreement with five (5) accredited investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Purchasers purchased 1,868,933 shares of the Company’s common stock, par value $0.025 per share (the “Common Stock”) at a price of $1.03 per share of Common Stock, 736,948 Series A Common Stock Purchase Warrants (the “Series A Warrants”), and 664,753 Series B Common Stock Purchase Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Purchaser Warrants”) for an aggregate of $1,925,001.06 (the “Offering”). The Series A Warrants are exercisable immediately, at the price of $1.31 per share, and expire five years from the date of issuance. The Series B Warrants are exercisable on the date six months from the date of issuance, at the price of $1.31 per share, expiring five years from the initial exercise date.

The 1,868,933 shares of Common Stock and the Series A Warrants to purchase up to 736,948 shares of the Company’s common stock were registered in the Company’s Shelf Registration Statement under the Prospectus Supplement to the Prospectus dated June 15, 2017 filed with the United States Securities Exchange Commission on November 30, 2017.

The Securities Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The representations and warranties contained in the Securities Purchase Agreement were made by the parties to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

For the Offering, the Company utilized the services of Garden State Securities, Inc., a FINRA-registered placement agent, acting as exclusive placement agent, and Carter, Terry & Co., a FINRA-registered placement agent, acting as selected dealer. In connection with the closing of the Offering (the “Closing”), the Company paid such placement agent an aggregate cash fee of $82,500.07 and paid such placement agent an aggregate cash fee of $13,749.99. The net proceeds to the Company from the Closing, after deducting the foregoing fees and other expenses, are approximately $1,724,751.

The Company intends to use the proceeds of the Offering for general working capital and/or capital expenditures. The Closing occurred following the satisfaction of customary closing conditions.

The Purchaser Warrants are subject to cashless exercise in the event that the underlying shares of common stock are not covered by an effective registration statement at the time of exercise. The Purchaser Warrants are subject to adjustment upon certain issuances of securities. If the Company issues or sells any shares of Common Stock or Common Stock Equivalents (as such term is defined in the Purchaser Warrants) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. Notwithstanding the foregoing, the Applicable Price shall not be reduced to an amount less than $0.258.

The above descriptions of the Securities Purchase Agreement and Purchaser Warrants do not purport to be complete and are qualified in their entirety by the full text of the form of such documents, which are provided as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Closing of Membership Interest Purchase Agreement

On November 30, 2017, Attis Innovations, LLC, formerly known as Meridian Innovations, LLC (the “Buyer”, a wholly-owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement (this “Purchase Agreement”) with four individuals (collectively, the “Sellers”) and the Company, pursuant to which the Buyer acquired all of the issued and outstanding membership interests of Advanced Lignin Biocomposites, LLC, a Minnesota limited liability company that owns and operates a business focused on providing low cost, high performing materials from lignin (“ALB”). As consideration for the membership interests of ALB, pursuant to an election made by the Sellers in connection with the closing of the Purchase Agreement, the Company issued an aggregate of 800,000 shares of its restricted common shares to certain of the Sellers. Pursuant to the Purchase Agreement, a reconciliation is available for the Sellers in the event that, beginning on the first anniversary of the closing of the Purchase Agreement, the Sellers have sold such shares in good faith and received gross proceeds of less than $4.00 per share, pursuant to which the Company could become obligated to issue additional shares to the Sellers.

As further consideration for the membership interests of ALB, Buyer entered into employment agreements and consulting agreements with Sellers.

The Purchase Agreement contains customary representations, warranties and covenants and closed upon satisfaction of customary closing conditions.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of such documents, which is provided as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Series B Warrants issued pursuant to the Offering, the shares of common stock issuable upon exercise of the Series B Warrants, the shares of common stock issued to Sellers and the shares of common stock that the Company may become obligated to issue to the Sellers were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A Common Stock Purchase Warrant*
4.2	Form of Series B Common Stock Purchase Warrant*
10.1	Form of Securities Purchase Agreement*
10.2	Form of Membership Purchase Agreement*

*    filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: December 5, 2017	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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